Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24621, 33-54577, 33-31812, 33-63273, 33-54583, 333-58039, 333-69726, 333-100342, 333-111214, and 333-111215 of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 15, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Austin, Texas
March 15, 2006